Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2020 Financial Results

Record earnings in 2020 reflect value of diversified financial services businesses

Solid balance sheet, credit quality and capital base provide strength and stability

JACKSON, Miss. – January 26, 2021 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $51.2 million in the fourth quarter of 2020, representing diluted earnings per share of $0.81.  Net income in the fourth quarter produced a return on average tangible equity of 15.47% and a return on average assets of 1.28%.  For the full year, Trustmark’s net income totaled a record level of $160.0 million, representing diluted earnings per share of $2.51.  Diluted earnings per share in 2020 increased 8.2% when compared to the prior year.  Trustmark’s net income in 2020 produced a return on average tangible equity of 12.58% and a return on average assets of 1.05%.

Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2021, to shareholders of record on March 1, 2021.

Gerard R. Host, Executive Chairman, stated, “This past year has been extremely challenging for everyone.  The effects of COVID-19 have significantly impacted the ways in which we live, work and interact with one another.  We extend our deepest sympathies to all who lost loved ones and all who have been impacted by this pandemic.  We also extend our sincere appreciation and gratitude to healthcare professionals for their tireless and self-sacrificing work during this pandemic.  Also, we want to thank our associates for their countless efforts to serve our customers and support our communities and businesses.  Trustmark remains committed to providing solutions to meet customer’s unique needs during these unprecedented times.”

2020 Highlights

•	Supported local communities with loan originations totaling $970 million through the SBA’s Paycheck Protection Program (PPP)
•	Loans held for investment increased $488.9 million, or 5.2%
•	Nonperforming assets declined 9.3%, net charge-offs represented 0.02% of average loans
•	Total deposits increased $2.8 billion, or 24.9%
•	Record mortgage loan production of $3.0 billion produced noninterest income of $125.8 million
•	Total revenue expanded 14.3% to $701.1 million
•	Noninterest income totaled $274.6 million, an increase of 46.8%
•	Maintained strong capital position with CET1 ratio of 11.62% and total risk-based capital ratio of 14.12%

Duane A. Dewey, President and CEO, commented, “Our financial results demonstrate the value of Trustmark’s diversified financial services businesses.  Despite a challenging environment, our banking, insurance and wealth management businesses all performed well while our mortgage banking business achieved record results.  We experienced significant loan and deposit growth, and credit quality remained extremely strong as did capital ratios.  Trustmark continues to be well-positioned to serve and expand its customer base and create long-term value for its shareholders.”

Balance Sheet Management

•	Loans held for investment decreased $23.2 million, or 0.2%, during the quarter
•	Total deposits increased $826.4 million, or 6.2%, during the quarter
•	Enhanced capital base with issuance of $125 million of subordinated debt

Loans held for investment totaled $9.8 billion at December 31, 2020, reflecting an increase of 5.2% from the prior year.  At December 31, 2020, Trustmark’s gross PPP loans totaled $623.0 million.  Net of deferred fees and costs of $12.9 million, PPP loans totaled $610.1 million.  Collectively, loans held for investment and PPP loans totaled $10.4 billion at year end 2020, an increase of $1.1 billion, or 11.8% from the prior year.

Deposits totaled $14.0 billion at December 31, 2020, up $826.4 million, or 6.2%, from the prior quarter and $2.8 billion, or 24.9%, year-over-year primarily reflecting the impact of additional customer liquidity.  Noninterest bearing deposits represented 31.0% of total deposits at December 31, 2020.  Interest-bearing deposit costs totaled 0.27% for the fourth quarter, a decrease of 4 basis points linked-quarter.  The total cost of interest-bearing liabilities was 0.30% for the fourth quarter of 2020, a decrease of 3 basis points from the prior quarter.

Trustmark’s capital position remained solid, reflecting the strength and diversity of its financial services businesses.  During the fourth quarter of 2020, Trustmark Corporation issued $125 million of 3.625% fixed-to-floating rate subordinated notes due in 2030 for general corporate purposes, further strengthening its regulatory capital position.  At December 31, 2020, Trustmark’s tangible equity to tangible assets ratio was 8.34%, while the total risk-based capital ratio increased to 14.12%.

As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective April 1, 2020, under which $100 million of Trustmark’s outstanding shares may be acquired through December 31, 2021.  While Trustmark suspended its share repurchase program during the first quarter of 2020 to preserve capital given the economic uncertainty associated with the COVID-19 pandemic, Trustmark expects to resume the repurchase of its shares from time to time at prevailing market prices, through open market or private transactions, depending on market conditions, and in conjunction with its disciplined share repurchase framework.  There is no guarantee as to the number of shares that may be repurchased by Trustmark, and Trustmark may discontinue purchases at any time at management’s discretion.

Credit Quality

•	Allowance for credit losses represented 1.19% of loans held for investment and 572.69% of nonperforming loans, excluding individually evaluated loans at year-end
•	Net charge-offs totaled $291 thousand, or 0.01% of average loans, in the fourth quarter
•	Loans remaining under a COVID-19 related concession represented approximately 35 basis points of loans held for investment at December 31, 2020

Nonperforming loans totaled $63.1 million at December 31, 2020, an increase of $9.3 million from the prior quarter and $9.9 million year-over-year.  Other real estate totaled $11.7 million, reflecting a $4.6 million decrease from the prior quarter and a $17.6 million decline from the prior year.  Collectively, nonperforming assets totaled $74.8 million, reflecting a linked-quarter increase of 6.7% and year-over-year reduction of 9.3%.

Allocation of Trustmark’s $117.3 million allowance for credit losses on loans held for investment represented 1.20% of commercial loans and 1.16% of consumer and home mortgage loans, resulting in an allowance for credit losses to total loans held for investment of 1.19% at December 31, 2020, representing a level management considers commensurate with the present risk in the loan portfolio.

Revenue Generation

•	Mortgage banking revenue totaled $28.2 million and represented 15.9% of total revenue in the fourth quarter
•	Noninterest income totaled $66.1 million and represented 37.3% of total revenue in fourth quarter
•	The net interest margin (FTE) totaled 3.15% in fourth quarter; excluding interest and fees on PPP loans, net interest margin (FTE) was 2.91%

Revenue in the fourth quarter totaled $177.5 million, a decrease of 1.3% from the prior quarter and an increase of 15.9% from the same quarter in the prior year.  The linked-quarter decline reflects higher net interest income, which was more than offset by reduced mortgage banking revenue. In 2020, revenue totaled $701.1 million, an increase of 14.3% from the prior year.  Excluding interest and fees on PPP loans, revenue totaled $674.5 million in 2020, an increase of $60.9 million, or 9.9%, from the prior year principally due to growth in mortgage banking revenue.

Net interest income (FTE) in the fourth quarter totaled $114.3 million, resulting in a net interest margin of 3.15%.  Relative to the prior quarter, net interest income (FTE) increased $5.1 million reflecting an increase of $4.5 million in interest income as well as a $611 thousand reduction in interest expense.  Excluding interest and fees on PPP loans, net interest income (FTE) totaled $99.4 million, resulting in a net interest margin of 2.91%, a linked-quarter decline of 14 basis points.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Noninterest income in the fourth quarter totaled $66.1 million, a decrease of $7.6 million from the prior quarter and an increase of $18.5 million from the prior year.  The linked-quarter change reflects increases in service charges on deposit accounts and bank card and other fees, which were more than offset by a decline in mortgage banking revenue and a seasonal decline in insurance revenue.   The increase in noninterest income year-over-year is principally due to increased mortgage banking revenue.

Mortgage loan production in the fourth quarter totaled $788.4 million, a seasonal decline of 11.0% from the prior quarter and a 58.1% increase year-over-year.  Mortgage banking revenue before hedge ineffectiveness totaled $29.1 million in the fourth quarter, a decline of $6.6 million from the prior quarter primarily due to lower gains on sale of loans in the secondary market.  In 2020, mortgage loan production totaled a record $2.98 billion, up 69.4% from the prior year.  Mortgage banking revenue totaled $125.8 million in 2020, an increase of $96.0 million from the prior year.

Insurance revenue in the fourth quarter totaled $10.2 million, a seasonal decline of $1.4 million from the prior quarter and an increase of $832 thousand from the prior year.  Insurance revenue in 2020 totaled $45.2 million, up $2.8 million, or 6.6%, from the prior year.  The solid performance during the year reflects an expanded producer workforce as well as the realization of operational efficiencies from investments in technology and improved processes.

Wealth management revenue totaled $7.8 million in the fourth quarter, up 2.1% from the prior quarter and 1.0% from the prior year.  In 2020, wealth management revenue totaled $31.6 million, an increase of 3.1% from the prior year.  During 2020, Trustmark continued to enhance its competitive positioning and efficiency of its wealth management businesses as well as expand its Private Banking capabilities in key markets.

Noninterest Expense

•

Adjusted non-interest expense, which excludes amortization of intangibles, ORE expenses, and credit losses for off-balance sheet credit exposures, increased $4.9 million, or 4.3%, from the prior quarter.  Please refer to the Consolidated Financial Information, Footnote 10 – Non-GAAP Financial Measures.

•	Efficiency ratio improved to 63.35% in 2020, a decline of 303 basis points from the prior year

Adjusted noninterest expense in the fourth quarter was $119.6 million, up $4.9 million, or 4.3%, from the prior quarter. Salaries and employee benefits increased $2.3 million linked-quarter principally due to increases  for  performance-based incentives.  Total services and fees increased $1.3 million during the fourth quarter due  to continued investments in technology and higher professional fees.    Other expense increased $1.2 million from the prior quarter principally due to increased operational losses and other expenses.

Credit loss expense related to off-balance sheet credit exposures was a negative $1.1 million in the fourth quarter, reflecting the improvement of the macroeconomic factors used to determine the necessary reserves for off-balance sheet credit exposures.  Other real estate expense was a negative $812 thousand for the fourth quarter, a decrease of approximately $2.0 million from the prior quarter, which is attributed to lower write-downs of ORE of $716 thousand and a net gain on the sale of ORE property of $1.3 million.

During 2020, Trustmark consolidated six offices and expanded deployment of interactive teller machines.  In January 2021, Trustmark opened a new office featuring a design that integrates myTeller interactive teller machine technology as well as provides enhanced areas for customer engagement.  With the opening of this office, two other offices were closed.

“Looking forward, Trustmark will focus upon efficiency, growth and innovation opportunities while building upon its solid risk management processes, corporate culture and core values.   We will continue to optimize delivery channels to reflect changing customer preferences and introduce technology to enhance growth and efficiency opportunities.  We will provide the services and advice our customers have come to expect while building term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 27, 2021 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 10, 2021, in archived format at the same web address or by calling (877) 344-7529, passcode 10151113.

Trustmark is a financial services company providing banking and financial solutions through 183 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2020	9/30/2020	12/31/2019	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,902,162	$1,857,050	$1,551,358	$45,112	2.4%	$350,804	22.6%
Securities AFS-nontaxable	5,206	5,973	23,300	(767)	-12.8%	(18,094)	-77.7%
Securities HTM-taxable	550,563	608,585	734,474	(58,022)	-9.5%	(183,911)	-25.0%
Securities HTM-nontaxable	24,752	25,508	25,703	(756)	-3.0%	(951)	-3.7%
Total securities	2,482,683	2,497,116	2,334,835	(14,433)	-0.6%	147,848	6.3%
Paycheck protection program loans (PPP)	875,098	941,456	—	(66,358)	-7.0%	875,098	n/m
Loans (includes loans held for sale) (1)	10,231,671	10,162,379	9,467,437	69,292	0.7%	764,234	8.1%
Acquired loans (1)	—	—	77,797	—	n/m	(77,797)	-100.0%
Fed funds sold and reverse repurchases	303	301	184	2	0.7%	119	64.7%
Other earning assets	860,540	722,917	227,116	137,623	19.0%	633,424	n/m
Total earning assets	14,450,295	14,324,169	12,107,369	126,126	0.9%	2,342,926	19.4%
Allowance for credit losses (ACL), loans held for investment (LHFI) (1)	(124,088)	(121,842)	(86,211)	(2,246)	-1.8%	(37,877)	-43.9%
Other assets	1,620,694	1,564,825	1,445,075	55,869	3.6%	175,619	12.2%
Total assets	$15,946,901	$15,767,152	$13,466,233	$179,749	1.1%	$2,480,668	18.4%

Interest-bearing demand deposits	$3,649,590	$3,669,249	$3,167,256	$(19,659)	-0.5%	$482,334	15.2%
Savings deposits	4,350,783	4,416,046	3,448,899	(65,263)	-1.5%	901,884	26.1%
Time deposits	1,436,677	1,507,348	1,663,741	(70,671)	-4.7%	(227,064)	-13.6%
Total interest-bearing deposits	9,437,050	9,592,643	8,279,896	(155,593)	-1.6%	1,157,154	14.0%
Fed funds purchased and repurchases	170,474	84,077	164,754	86,397	n/m	5,720	3.5%
Other borrowings	173,525	167,262	79,512	6,263	3.7%	94,013	n/m
Subordinated notes	42,828	—	—	42,828	n/m	42,828	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	9,885,733	9,905,838	8,586,018	(20,105)	-0.2%	1,299,715	15.1%
Noninterest-bearing deposits	4,100,849	3,921,867	3,017,824	178,982	4.6%	1,083,025	35.9%
Other liabilities	235,284	244,544	205,786	(9,260)	-3.8%	29,498	14.3%
Total liabilities	14,221,866	14,072,249	11,809,628	149,617	1.1%	2,412,238	20.4%
Shareholders' equity	1,725,035	1,694,903	1,656,605	30,132	1.8%	68,430	4.1%
Total liabilities and equity	$15,946,901	$15,767,152	$13,466,233	$179,749	1.1%	$2,480,668	18.4%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2020	9/30/2020	12/31/2019	$ Change	% Change	$ Change	% Change
Cash and due from banks	$1,952,504	$564,588	$358,916	$1,387,916	n/m	$1,593,588	n/m
Fed funds sold and reverse repurchases	50	50	—	—	0.0%	50	n/m
Securities available for sale	1,991,815	1,922,728	1,602,404	69,087	3.6%	389,411	24.3%
Securities held to maturity	538,072	611,280	738,099	(73,208)	-12.0%	(200,027)	-27.1%
PPP loans	610,134	944,270	—	(334,136)	-35.4%	610,134	n/m
Loans held for sale (LHFS)	446,951	485,103	226,347	(38,152)	-7.9%	220,604	97.5%
Loans held for investment (LHFI) (1)	9,824,524	9,847,728	9,335,628	(23,204)	-0.2%	488,896	5.2%
ACL LHFI (1)	(117,306)	(122,010)	(84,277)	4,704	3.9%	(33,029)	-39.2%
Net LHFI	9,707,218	9,725,718	9,251,351	(18,500)	-0.2%	455,867	4.9%
Acquired loans (1)	—	—	72,601	—	n/m	(72,601)	-100.0%
Allowance for loan losses, acquired loans (1)	—	—	(815)	—	n/m	815	-100.0%
Net acquired loans	—	—	71,786	—	n/m	(71,786)	-100.0%
Net LHFI and acquired loans	9,707,218	9,725,718	9,323,137	(18,500)	-0.2%	384,081	4.1%
Premises and equipment, net	194,278	192,722	189,791	1,556	0.8%	4,487	2.4%
Mortgage servicing rights	66,464	61,613	79,394	4,851	7.9%	(12,930)	-16.3%
Goodwill	385,270	385,270	379,627	—	0.0%	5,643	1.5%
Identifiable intangible assets	7,390	8,142	7,343	(752)	-9.2%	47	0.6%
Other real estate	11,651	16,248	29,248	(4,597)	-28.3%	(17,597)	-60.2%
Operating lease right-of-use assets	30,901	30,508	31,182	393	1.3%	(281)	-0.9%
Other assets	609,142	609,922	532,389	(780)	-0.1%	76,753	14.4%
Total assets	$16,551,840	$15,558,162	$13,497,877	$993,678	6.4%	$3,053,963	22.6%

Deposits:
Noninterest-bearing	$4,349,010	$3,964,023	$2,891,215	$384,987	9.7%	$1,457,795	50.4%
Interest-bearing	9,699,754	9,258,390	8,354,342	441,364	4.8%	1,345,412	16.1%
Total deposits	14,048,764	13,222,413	11,245,557	826,351	6.2%	2,803,207	24.9%
Fed funds purchased and repurchases	164,519	153,834	256,020	10,685	6.9%	(91,501)	-35.7%
Other borrowings	168,252	178,599	85,396	(10,347)	-5.8%	82,856	97.0%
Subordinated notes	122,921	—	—	122,921	n/m	122,921	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures (1)	38,572	39,659	—	(1,087)	-2.7%	38,572	n/m
Operating lease liabilities	32,290	31,838	32,354	452	1.4%	(64)	-0.2%
Other liabilities	173,549	159,922	155,992	13,627	8.5%	17,557	11.3%
Total liabilities	14,810,723	13,848,121	11,837,175	962,602	7.0%	2,973,548	25.1%
Common stock	13,215	13,215	13,376	—	0.0%	(161)	-1.2%
Capital surplus	233,120	231,836	256,400	1,284	0.6%	(23,280)	-9.1%
Retained earnings	1,495,833	1,459,306	1,414,526	36,527	2.5%	81,307	5.7%
Accum other comprehensive income (loss), net of tax	(1,051)	5,684	(23,600)	(6,735)	n/m	22,549	95.5%
Total shareholders' equity	1,741,117	1,710,041	1,660,702	31,076	1.8%	80,415	4.8%
Total liabilities and equity	$16,551,840	$15,558,162	$13,497,877	$993,678	6.4%	$3,053,963	22.6%

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2020	9/30/2020	12/31/2019	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$96,453	$97,429	$111,383	$(976)	-1.0%	$(14,930)	-13.4%
Interest and fees on PPP loans	14,870	6,729	—	8,141	n/m	14,870	n/m
Interest and fees on acquired loans (1)	—	—	2,138	—	n/m	(2,138)	-100.0%
Interest on securities-taxable	9,998	12,542	12,884	(2,544)	-20.3%	(2,886)	-22.4%
Interest on securities-tax exempt-FTE	293	301	484	(8)	-2.7%	(191)	-39.5%
Interest on fed funds sold and reverse repurchases	—	1	1	(1)	-100.0%	(1)	-100.0%
Other interest income	249	331	896	(82)	-24.8%	(647)	-72.2%
Total interest income-FTE	121,863	117,333	127,786	4,530	3.9%	(5,923)	-4.6%
Interest on deposits	6,363	7,437	17,716	(1,074)	-14.4%	(11,353)	-64.1%
Interest on fed funds purchased and repurchases	56	32	504	24	75.0%	(448)	-88.9%
Other interest expense	1,127	688	826	439	63.8%	301	36.4%
Total interest expense	7,546	8,157	19,046	(611)	-7.5%	(11,500)	-60.4%
Net interest income-FTE	114,317	109,176	108,740	5,141	4.7%	5,577	5.1%
Provision for credit losses, LHFI (1)	(4,413)	1,760	3,661	(6,173)	n/m	(8,074)	n/m
Provision for loan losses, acquired loans (1)	—	—	(2)	—	n/m	2	100.0%
Net interest income after provision-FTE	118,730	107,416	105,081	11,314	10.5%	13,649	13.0%
Service charges on deposit accounts	8,283	7,577	10,894	706	9.3%	(2,611)	-24.0%
Bank card and other fees	9,107	8,843	8,192	264	3.0%	915	11.2%
Mortgage banking, net	28,155	36,439	7,914	(8,284)	-22.7%	20,241	n/m
Insurance commissions	10,196	11,562	9,364	(1,366)	-11.8%	832	8.9%
Wealth management	7,838	7,679	7,763	159	2.1%	75	1.0%
Other, net	2,538	1,601	3,451	937	58.5%	(913)	-26.5%
Total noninterest income	66,117	73,701	47,578	(7,584)	-10.3%	18,539	39.0%
Salaries and employee benefits	69,660	67,342	62,319	2,318	3.4%	7,341	11.8%
Services and fees	22,327	20,992	19,500	1,335	6.4%	2,827	14.5%
Net occupancy-premises	6,616	7,000	6,461	(384)	-5.5%	155	2.4%
Equipment expense	6,213	5,828	5,880	385	6.6%	333	5.7%
Other real estate expense, net	(812)	1,203	1,491	(2,015)	n/m	(2,303)	n/m
Credit loss expense related to off-balance sheet credit exposures (1)	(1,087)	(3,004)	—	1,917	63.8%	(1,087)	n/m
Other expense	15,890	14,598	14,376	1,292	8.9%	1,514	10.5%
Total noninterest expense	118,807	113,959	110,027	4,848	4.3%	8,780	8.0%
Income before income taxes and tax eq adj	66,040	67,158	42,632	(1,118)	-1.7%	23,408	54.9%
Tax equivalent adjustment	2,939	2,969	3,149	(30)	-1.0%	(210)	-6.7%
Income before income taxes	63,101	64,189	39,483	(1,088)	-1.7%	23,618	59.8%
Income taxes	11,884	9,749	5,537	2,135	21.9%	6,347	n/m
Net income	$51,217	$54,440	$33,946	$(3,223)	-5.9%	$17,271	50.9%

Per share data
Earnings per share - basic	$0.81	$0.86	$0.53	$(0.05)	-5.8%	$0.28	52.8%

Earnings per share - diluted	$0.81	$0.86	$0.53	$(0.05)	-5.8%	$0.28	52.8%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	63,424,219	63,422,692	64,255,716

Diluted	63,616,767	63,581,964	64,435,276

Period end shares outstanding	63,424,526	63,423,820	64,200,111

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2020	9/30/2020	12/31/2019	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$9,221	$3,860	$1,870	$5,361	n/m	$7,351	n/m
Florida	572	617	267	(45)	-7.3%	305	n/m
Mississippi (2)	35,015	35,617	41,493	(602)	-1.7%	(6,478)	-15.6%
Tennessee (3)	12,572	13,041	8,980	(469)	-3.6%	3,592	40.0%
Texas	5,748	721	616	5,027	n/m	5,132	n/m
Total nonaccrual LHFI	63,128	53,856	53,226	9,272	17.2%	9,902	18.6%
Other real estate
Alabama	3,271	3,725	8,133	(454)	-12.2%	(4,862)	-59.8%
Florida	—	3,665	5,877	(3,665)	-100.0%	(5,877)	-100.0%
Mississippi (2)	8,330	8,718	14,919	(388)	-4.5%	(6,589)	-44.2%
Tennessee (3)	50	140	319	(90)	-64.3%	(269)	-84.3%
Texas	—	—	—	—	n/m	—	n/m
Total other real estate	11,651	16,248	29,248	(4,597)	-28.3%	(17,597)	-60.2%
Total nonperforming assets	$74,779	$70,104	$82,474	$4,675	6.7%	$(7,695)	-9.3%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,576	$782	$642	$794	n/m	$934	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$119,409	$121,281	$41,648	$(1,872)	-1.5%	$77,761	n/m

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)(4)	12/31/2020	9/30/2020	12/31/2019	$ Change	% Change	$ Change	% Change
Beginning Balance	$122,010	$119,188	$83,226	$2,822	2.4%	$38,784	46.6%
CECL adoption adjustments:
LHFI	—	—	—	—	n/m	—	n/m
Acquired loan transfers	—	—	—	—	n/m	—	n/m
Provision for credit losses	(4,413)	1,760	3,661	(6,173)	n/m	(8,074)	n/m
Charge-offs	(2,797)	(1,263)	(4,619)	(1,534)	n/m	1,822	39.4%
Recoveries	2,506	2,325	2,009	181	7.8%	497	24.7%
Net (charge-offs) recoveries	(291)	1,062	(2,610)	(1,353)	n/m	2,319	88.9%
Ending Balance	$117,306	$122,010	$84,277	$(4,704)	-3.9%	$33,029	39.2%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$(1,011)	$117	$(132)	$(1,128)	n/m	$(879)	n/m
Florida	66	387	357	(321)	-82.9%	(291)	-81.5%
Mississippi (2)	332	442	(1,792)	(110)	-24.9%	2,124	n/m
Tennessee (3)	303	42	(131)	261	n/m	434	n/m
Texas	19	74	(912)	(55)	-74.3%	931	n/m
Total net (charge-offs) recoveries	$(291)	$1,062	$(2,610)	$(1,353)	n/m	$2,319	-88.9%

(1) Excludes PPP and acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Securities AFS-taxable	$1,902,162	$1,857,050	$1,724,320	$1,620,422	$1,551,358	$1,776,555	$1,633,496
Securities AFS-nontaxable	5,206	5,973	9,827	22,056	23,300	10,737	29,948
Securities HTM-taxable	550,563	608,585	655,085	694,740	734,474	626,983	799,726
Securities HTM-nontaxable	24,752	25,508	25,538	25,673	25,703	25,366	26,874
Total securities	2,482,683	2,497,116	2,414,770	2,362,891	2,334,835	2,439,641	2,490,044
PPP loans	875,098	941,456	764,416	—	—	646,680	—
Loans (includes loans held for sale) (1)	10,231,671	10,162,379	9,908,132	9,678,174	9,467,437	9,996,192	9,302,037
Acquired loans (1)	—	—	—	—	77,797	—	88,903
Fed funds sold and reverse repurchases	303	301	113	164	184	221	9,529
Other earning assets	860,540	722,917	854,642	187,327	227,116	657,096	240,622
Total earning assets	14,450,295	14,324,169	13,942,073	12,228,556	12,107,369	13,739,830	12,131,135
ACL LHFI (1)	(124,088)	(121,842)	(103,006)	(85,015)	(86,211)	(108,567)	(83,559)
Other assets	1,620,694	1,564,825	1,685,317	1,498,725	1,445,075	1,592,393	1,452,012
Total assets	$15,946,901	$15,767,152	$15,524,384	$13,642,266	$13,466,233	$15,223,656	$13,499,588

Interest-bearing demand deposits	$3,649,590	$3,669,249	$3,832,372	$3,184,134	$3,167,256	$3,584,249	$3,051,170
Savings deposits	4,350,783	4,416,046	4,180,540	3,646,936	3,448,899	4,149,860	3,650,178
Time deposits	1,436,677	1,507,348	1,578,737	1,617,307	1,663,741	1,534,673	1,783,928
Total interest-bearing deposits	9,437,050	9,592,643	9,591,649	8,448,377	8,279,896	9,268,782	8,485,276
Fed funds purchased and repurchases	170,474	84,077	105,696	247,513	164,754	151,805	110,915
Other borrowings	173,525	167,262	107,533	85,279	79,512	133,602	82,476
Subordinated notes	42,828	—	—	—	—	10,766	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	9,885,733	9,905,838	9,866,734	8,843,025	8,586,018	9,626,811	8,740,523
Noninterest-bearing deposits	4,100,849	3,921,867	3,645,761	2,910,951	3,017,824	3,646,860	2,918,836
Other liabilities	235,284	244,544	346,173	248,220	205,786	268,398	218,216
Total liabilities	14,221,866	14,072,249	13,858,668	12,002,196	11,809,628	13,542,069	11,877,575
Shareholders' equity	1,725,035	1,694,903	1,665,716	1,640,070	1,656,605	1,681,587	1,622,013
Total liabilities and equity	$15,946,901	$15,767,152	$15,524,384	$13,642,266	$13,466,233	$15,223,656	$13,499,588

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Cash and due from banks	$1,952,504	$564,588	$1,026,640	$404,341	$358,916
Fed funds sold and reverse repurchases	50	50	—	2,000	—
Securities available for sale	1,991,815	1,922,728	1,884,153	1,833,779	1,602,404
Securities held to maturity	538,072	611,280	660,048	704,276	738,099
PPP loans	610,134	944,270	939,783	—	—
Loans held for sale (LHFS)	446,951	485,103	355,089	325,389	226,347
Loans held for investment (LHFI) (1)	9,824,524	9,847,728	9,659,806	9,567,920	9,335,628
ACL LHFI (1)	(117,306)	(122,010)	(119,188)	(100,564)	(84,277)
Net LHFI	9,707,218	9,725,718	9,540,618	9,467,356	9,251,351
Acquired loans (1)	—	—	—	—	72,601
Allowance for loan losses, acquired loans (1)	—	—	—	—	(815)
Net acquired loans	—	—	—	—	71,786
Net LHFI and acquired loans	9,707,218	9,725,718	9,540,618	9,467,356	9,323,137
Premises and equipment, net	194,278	192,722	190,567	190,179	189,791
Mortgage servicing rights	66,464	61,613	57,811	56,437	79,394
Goodwill	385,270	385,270	385,270	381,717	379,627
Identifiable intangible assets	7,390	8,142	8,895	7,537	7,343
Other real estate	11,651	16,248	18,276	24,847	29,248
Operating lease right-of-use assets	30,901	30,508	29,819	30,839	31,182
Other assets	609,142	609,922	595,110	591,132	532,389
Total assets	$16,551,840	$15,558,162	$15,692,079	$14,019,829	$13,497,877

Deposits:
Noninterest-bearing	$4,349,010	$3,964,023	$3,880,540	$2,977,058	$2,891,215
Interest-bearing	9,699,754	9,258,390	9,624,933	8,598,706	8,354,342
Total deposits	14,048,764	13,222,413	13,505,473	11,575,764	11,245,557
Fed funds purchased and repurchases	164,519	153,834	70,255	421,821	256,020
Other borrowings	168,252	178,599	152,860	84,230	85,396
Subordinated notes	122,921	—	—	—	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures (1)	38,572	39,659	42,663	36,421	—
Operating lease liabilities	32,290	31,838	31,076	32,055	32,354
Other liabilities	173,549	159,922	153,952	155,283	155,992
Total liabilities	14,810,723	13,848,121	14,018,135	12,367,430	11,837,175
Common stock	13,215	13,215	13,214	13,209	13,376
Capital surplus	233,120	231,836	230,613	229,403	256,400
Retained earnings	1,495,833	1,459,306	1,419,552	1,402,089	1,414,526
Accum other comprehensive income (loss), net of tax	(1,051)	5,684	10,565	7,698	(23,600)
Total shareholders' equity	1,741,117	1,710,041	1,673,944	1,652,399	1,660,702
Total liabilities and equity	$16,551,840	$15,558,162	$15,692,079	$14,019,829	$13,497,877

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Interest and fees on LHFS & LHFI-FTE	$96,453	$97,429	$99,300	$109,357	$111,383	$402,539	$452,578
Interest and fees on PPP loans	14,870	6,729	5,044	—	—	26,643	—
Interest and fees on acquired loans (1)	—	—	—	—	2,138	—	8,373
Interest on securities-taxable	9,998	12,542	12,762	12,948	12,884	48,250	54,649
Interest on securities-tax exempt-FTE	293	301	315	457	484	1,366	2,166
Interest on fed funds sold and reverse repurchases	—	1	—	—	1	1	240
Other interest income	249	331	239	740	896	1,559	5,363
Total interest income-FTE	121,863	117,333	117,660	123,502	127,786	480,358	523,369
Interest on deposits	6,363	7,437	8,730	14,957	17,716	37,487	79,171
Interest on fed funds purchased and repurchases	56	32	42	625	504	755	1,420
Other interest expense	1,127	688	881	860	826	3,556	3,312
Total interest expense	7,546	8,157	9,653	16,442	19,046	41,798	83,903
Net interest income-FTE	114,317	109,176	108,007	107,060	108,740	438,560	439,466
Provision for credit losses, LHFI (1)	(4,413)	1,760	18,185	20,581	3,661	36,113	10,797
Provision for loan losses, acquired loans (1)	—	—	—	—	(2)	—	42
Net interest income after provision-FTE	118,730	107,416	89,822	86,479	105,081	402,447	428,627
Service charges on deposit accounts	8,283	7,577	6,397	10,032	10,894	32,289	42,603
Bank card and other fees	9,107	8,843	7,717	5,355	8,192	31,022	31,736
Mortgage banking, net	28,155	36,439	33,745	27,483	7,914	125,822	29,822
Insurance commissions	10,196	11,562	11,868	11,550	9,364	45,176	42,396
Wealth management	7,838	7,679	7,571	8,537	7,763	31,625	30,679
Other, net	2,538	1,601	2,213	2,307	3,451	8,659	9,809
Total noninterest income	66,117	73,701	69,511	65,264	47,578	274,593	187,045
Salaries and employee benefits	69,660	67,342	66,107	69,148	62,319	272,257	247,717
Services and fees	22,327	20,992	20,567	19,930	19,500	83,816	73,315
Net occupancy-premises	6,616	7,000	6,587	6,286	6,461	26,489	26,149
Equipment expense	6,213	5,828	5,620	5,616	5,880	23,277	23,733
Other real estate expense, net	(812)	1,203	271	1,294	1,491	1,956	3,906
Credit loss expense related to off-balance sheet credit exposures (1)	(1,087)	(3,004)	6,242	6,783	—	8,934	—
Other expense	15,890	14,598	13,265	14,753	14,376	58,506	54,182
Total noninterest expense	118,807	113,959	118,659	123,810	110,027	475,235	429,002
Income before income taxes and tax eq adj	66,040	67,158	40,674	27,933	42,632	201,805	186,670
Tax equivalent adjustment	2,939	2,969	3,007	3,108	3,149	12,023	12,877
Income before income taxes	63,101	64,189	37,667	24,825	39,483	189,782	173,793
Income taxes	11,884	9,749	5,517	2,607	5,537	29,757	23,333
Net income	$51,217	$54,440	$32,150	$22,218	$33,946	$160,025	$150,460

Per share data
Earnings per share - basic	$0.81	$0.86	$0.51	$0.35	$0.53	$2.52	$2.33

Earnings per share - diluted	$0.81	$0.86	$0.51	$0.35	$0.53	$2.51	$2.32

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	63,424,219	63,422,692	63,416,307	63,756,629	64,255,716	63,504,516	64,629,457

Diluted	63,616,767	63,581,964	63,555,065	63,913,603	64,435,276	63,645,599	64,771,770

Period end shares outstanding	63,424,526	63,423,820	63,422,439	63,396,912	64,200,111	63,424,526	64,200,111

(1) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Nonaccrual LHFI
Alabama	$9,221	$3,860	$4,392	$4,769	$1,870
Florida	572	617	687	254	267
Mississippi (2)	35,015	35,617	37,884	40,815	41,493
Tennessee (3)	12,572	13,041	6,125	6,153	8,980
Texas	5,748	721	906	1,001	616
Total nonaccrual LHFI	63,128	53,856	49,994	52,992	53,226
Other real estate
Alabama	3,271	3,725	4,766	6,229	8,133
Florida	—	3,665	3,665	4,835	5,877
Mississippi (2)	8,330	8,718	9,408	13,296	14,919
Tennessee (3)	50	140	437	487	319
Texas	—	—	—	—	—
Total other real estate	11,651	16,248	18,276	24,847	29,248
Total nonperforming assets	$74,779	$70,104	$68,270	$77,839	$82,474

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,576	$782	$807	$708	$642

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$119,409	$121,281	$56,269	$43,564	$41,648

	Quarter Ended					Year Ended
ACL LHFI (1)(4)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Beginning Balance	$122,010	$119,188	$100,564	$84,277	$83,226	$84,277	$79,290
CECL adoption adjustments:
LHFI	—	—	—	(3,039)	—	(3,039)	—
Acquired loan transfers	—	—	—	1,822	—	1,822	—
Provision for credit losses	(4,413)	1,760	18,185	20,581	3,661	36,113	10,797
Charge-offs	(2,797)	(1,263)	(1,870)	(5,545)	(4,619)	(11,475)	(14,481)
Recoveries	2,506	2,325	2,309	2,468	2,009	9,608	8,671
Net (charge-offs) recoveries	(291)	1,062	439	(3,077)	(2,610)	(1,867)	(5,810)
Ending Balance	$117,306	$122,010	$119,188	$100,564	$84,277	$117,306	$84,277

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$(1,011)	$117	$526	$(1,080)	$(132)	$(1,448)	$(754)
Florida	66	387	(127)	64	357	390	850
Mississippi (2)	332	442	(86)	126	(1,792)	814	(4,438)
Tennessee (3)	303	42	66	(2,186)	(131)	(1,775)	(708)
Texas	19	74	60	(1)	(912)	152	(760)
Total net (charge-offs) recoveries	$(291)	$1,062	$439	$(3,077)	$(2,610)	$(1,867)	$(5,810)

(1) Excludes PPP and acquired loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.
(4) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2020
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Return on average equity	11.81%	12.78%	7.76%	5.45%	8.13%	9.52%	9.28%
Return on average tangible equity	15.47%	16.82%	10.32%	7.34%	10.85%	12.58%	12.45%
Return on average assets	1.28%	1.37%	0.83%	0.66%	1.00%	1.05%	1.11%
Interest margin - Yield - FTE	3.35%	3.26%	3.39%	4.06%	4.19%	3.50%	4.31%
Interest margin - Cost	0.21%	0.23%	0.28%	0.54%	0.62%	0.30%	0.69%
Net interest margin - FTE	3.15%	3.03%	3.12%	3.52%	3.56%	3.19%	3.62%
Efficiency ratio (1)	65.59%	62.19%	62.13%	63.50%	68.08%	63.35%	66.38%
Full-time equivalent employees	2,797	2,807	2,798	2,761	2,844

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.01%	-0.04%	-0.02%	0.13%	0.11%	0.02%	0.06%
Provision for credit losses / average loans (3)	-0.17%	0.07%	0.74%	0.86%	0.15%	0.36%	0.12%
Nonaccrual LHFI / (LHFI + LHFS)	0.61%	0.52%	0.50%	0.54%	0.56%
Nonperforming assets / (LHFI + LHFS)	0.73%	0.68%	0.68%	0.79%	0.86%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.73%	0.68%	0.68%	0.78%	0.86%
ACL LHFI / LHFI (3)	1.19%	1.24%	1.23%	1.05%	0.90%
ACL LHFI-commercial / commercial LHFI (3)	1.20%	1.20%	1.15%	0.97%	0.98%
ACL LHFI-consumer / consumer and home mortgage LHFI (3)	1.16%	1.41%	1.56%	1.35%	0.61%
ACL LHFI / nonaccrual LHFI (3)	185.82%	226.55%	238.40%	189.77%	158.34%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans) (3)	572.69%	593.72%	561.04%	468.84%	410.52%

CAPITAL RATIOS (3)
Total equity / total assets	10.52%	10.99%	10.67%	11.79%	12.30%
Tangible equity / tangible assets	8.34%	8.68%	8.37%	9.27%	9.72%
Tangible equity / risk-weighted assets	11.22%	11.01%	11.09%	11.05%	11.58%
Tier 1 leverage ratio	9.33%	9.20%	9.08%	10.21%	10.48%
Common equity tier 1 capital ratio	11.62%	11.36%	11.42%	11.35%	11.93%
Tier 1 risk-based capital ratio	12.11%	11.86%	11.94%	11.88%	12.48%
Total risk-based capital ratio	14.12%	12.88%	13.00%	12.78%	13.25%

STOCK PERFORMANCE
Market value-Close	$27.31	$21.41	$24.52	$23.30	$34.51
Book value	$27.45	$26.96	$26.39	$26.06	$25.87
Tangible book value	$21.26	$20.76	$20.18	$19.92	$19.84

(1) See Note 10 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP and acquired loans.
(3) See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands)
(unaudited)

Note 1 – Recently Effective Accounting Pronouncements

ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” was adopted by Trustmark Corporation (Trustmark) on January 1, 2020.  At the date of adoption, Trustmark recorded a decrease to its ACL, LHFI of $3.0 million and an increase to its ACL on off-balance sheet credit exposures of $29.6 million resulting in a one-time cumulative effect adjustment of $26.6 million ($19.9 million, net of tax) through retained earnings.

In accordance with the amendments of ASU 2016-13, Trustmark estimates the ACL using relevant available information, from internal and external sources, relating to past events, current conditions and reasonable and supportable forecasts including the COVID-19 pandemic effects.  Trustmark uses a third-party software application to calculate the quantitative portion of the ACL using a methodology and assumptions specific to each loan pool.  The qualitative portion of the ACL is based on general economic conditions and other internal and external factors affecting Trustmark as a whole as well as specific LHFI.  The total quantitative and qualitative portions of the ACL reflect Management’s expectations of future conditions based on reasonable and supportable forecasts.

Based upon the factors discussed above, during the fourth quarter of 2020, Trustmark recorded a negative provision for credit losses of $4.4 million and a negative credit loss expense related to off-balance sheet credit exposures of $1.1 million compared to a provision for credit losses of $1.8 million and a negative credit loss expense related to off-balance sheet credit exposures of $3.0 million recorded during the third quarter of 2020.

Upon adoption of FASB ASC Topic 326, Trustmark elected to account for its existing acquired loans as purchased credit deteriorated loans included within the LHFI portfolio.  As a result, acquired loans of $72.6 million, as well as the necessary calculated allowance of $1.8 million, were transferred during the first quarter of 2020.  The acquired loans and related allowance transferred were acquired in the BancTrust Financial Group, Inc. merger on February 13, 2013.  LHFI presented in prior periods exclude acquired loans and thus may not be comparable to the current period presentation.

In accordance with FASB ASC Subtopic 326-20, “Financial Instruments – Credit Losses – Measured at Amortized Cost,” Trustmark has developed an allowance for credit losses methodology effective January 1, 2020, which replaces its previous allowance for loan losses methodology.  The ACL for LHFI is adjusted through the provision for credit losses and reduced by the charge off of loan amounts, net of recoveries.  Prior periods present the allowance for loan losses and provision for loan losses methodology under the incurred loss model and thus may not be comparable to the current period presentation.

Trustmark’s estimated allowance for credit losses on securities available for sale and held to maturity under ASU 2016-13 was deemed immaterial due to the composition of these portfolios.  Both portfolios consist primarily of U.S. government agency guaranteed mortgage-backed securities for which the risk of loss is minimal.  Therefore, Trustmark did not recognize a cumulative effect adjustment through retained earnings related to the available for sale or held to maturity securities.

Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

Note 2 - Paycheck Protection Program

At December 31, 2020, Trustmark had outstanding 7,398 PPP loans totaling $610.1 million (net of $12.9 million of deferred fees and costs) under the Coronavirus Aid, Relief, and Economic Security Act, which was signed into law on March 27, 2020.  Due to amount and nature of the PPP loans, these loans were not included in the LHFI portfolio and are presented separately in the accompanying consolidated balance sheets. The PPP loans are fully guaranteed by the SBA; therefore, no ACL was estimated for these loans.

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations	$18,041	$19,011	$19,898	$21,190	$22,327
Obligations of states and political subdivisions	5,835	8,315	11,176	23,572	25,465
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	56,862	62,156	69,637	71,971	69,252
Issued by FNMA and FHLMC	1,441,321	1,279,919	1,121,604	967,329	713,356
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	419,437	500,858	574,940	634,075	658,226
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	50,319	52,469	86,898	115,642	113,778
Total securities available for sale	$1,991,815	$1,922,728	$1,884,153	$1,833,779	$1,602,404

SECURITIES HELD TO MATURITY
U.S. Government agency obligations	$—	$—	$—	$—	$3,781
Obligations of states and political subdivisions	26,584	31,605	31,629	31,758	31,781
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	7,598	8,244	10,306	10,492	10,820
Issued by FNMA and FHLMC	67,944	78,213	86,346	91,971	96,631
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	360,361	399,400	435,333	463,175	485,324
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	75,585	93,818	96,434	106,880	109,762
Total securities held to maturity	$538,072	$611,280	$660,048	$704,276	$738,099

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity (continued)

At December 31, 2020, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $8.9 million ($6.7 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 98.7% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE (1)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Loans secured by real estate:
Construction, land development and other land loans	$1,309,039	$1,385,947	$1,277,277	$1,136,389	$1,162,791
Secured by 1-4 family residential properties	1,741,132	1,775,400	1,813,525	1,852,065	1,855,913
Secured by nonfarm, nonresidential properties	2,709,026	2,707,627	2,610,392	2,575,422	2,475,245
Other real estate secured	1,065,964	887,792	884,815	838,573	724,480
Commercial and industrial loans	1,309,078	1,398,468	1,413,255	1,476,777	1,477,896
Consumer loans	161,174	160,960	161,620	170,678	175,738
State and other political subdivision loans	1,000,776	935,349	931,536	938,637	967,944
Other loans	528,335	596,185	567,386	579,379	495,621
LHFI	9,824,524	9,847,728	9,659,806	9,567,920	9,335,628
ACL LHFI	(117,306)	(122,010)	(119,188)	(100,564)	(84,277)
Net LHFI	$9,707,218	$9,725,718	$9,540,618	$9,467,356	$9,251,351
(1)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

The following table presents the LHFI composition by region at December 31, 2020 and reflects each region’s diversified mix of loans:

	December 31, 2020
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,309,039	$494,486	$62,963	$315,555	$30,618	$405,417
Secured by 1-4 family residential properties	1,741,132	118,205	37,062	1,501,505	73,039	11,321
Secured by nonfarm, nonresidential properties	2,709,026	710,266	262,697	984,508	186,405	565,150
Other real estate secured	1,065,964	312,295	6,332	392,986	6,621	347,730
Commercial and industrial loans	1,309,078	199,301	22,774	611,743	271,940	203,320
Consumer loans	161,174	23,402	6,641	107,133	20,062	3,936
State and other political subdivision loans	1,000,776	87,468	35,179	670,883	41,698	165,548
Other loans	528,335	81,631	14,247	349,217	61,709	21,531
Loans	$9,824,524	$2,027,054	$447,895	$4,933,530	$692,092	$1,723,953

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$74,177	$24,842	$12,945	$28,546	$1,231	$6,613
Development	94,443	37,537	315	33,059	12,505	11,027
Unimproved land	99,857	30,260	15,863	24,742	10,746	18,246
1-4 family construction	245,579	112,709	23,641	71,815	5,061	32,353
Other construction	794,983	289,138	10,199	157,393	1,075	337,178
Construction, land development and other land loans	$1,309,039	$494,486	$62,963	$315,555	$30,618	$405,417

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

	December 31, 2020
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$389,905	$149,401	$31,965	$108,724	$26,257	$73,558
Office	228,094	64,625	26,697	68,056	12,122	56,594
Hotel/motel	341,972	146,542	91,819	52,883	39,728	11,000
Mini-storage	130,995	23,499	2,344	61,359	397	43,396
Industrial	183,795	47,135	15,805	40,308	1,087	79,460
Health care	46,597	23,088	2,462	18,462	389	2,196
Convenience stores	16,148	3,304	—	3,351	383	9,110
Nursing homes/senior living	112,256	35,941	—	31,456	6,923	37,936
Other	71,670	4,505	6,715	24,133	8,450	27,867
Total non-owner occupied loans	1,521,432	498,040	177,807	408,732	95,736	341,117

Owner-occupied:
Office	188,960	42,679	45,651	49,120	8,814	42,696
Churches	105,832	22,604	6,768	51,499	10,231	14,730
Industrial warehouses	161,050	13,732	3,097	50,969	16,362	76,890
Health care	136,246	24,485	4,466	94,695	2,341	10,259
Convenience stores	122,155	18,744	9,516	65,919	556	27,420
Retail	73,832	15,308	6,574	26,447	10,653	14,850
Restaurants	59,856	4,255	4,446	34,681	15,097	1,377
Auto dealerships	54,805	7,542	279	21,009	25,975	—
Nursing homes/senior living	175,442	57,846	—	117,596	—	—
Other	109,416	5,031	4,093	63,841	640	35,811
Total owner-occupied loans	1,187,594	212,226	84,890	575,776	90,669	224,033
Loans secured by nonfarm, nonresidential properties	$2,709,026	$710,266	$262,697	$984,508	$186,405	$565,150

Note 5 – Subordinated Notes Payable

During the fourth quarter of 2020, Trustmark agreed to issue and sell $125.0 million aggregate principal amount of its 3.625% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2030.  The Notes were sold at an underwriting discount of 1.2%, resulting in net proceeds to Trustmark of $123.5 million before deducting offering expenses of $600 thousand. At December 31, 2020, the carrying amount of the Notes was $122.9 million.  The Notes are unsecured obligations and are subordinated in right of payment to all our existing and future senior indebtedness, whether secured or unsecured.  The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including Trustmark National Bank.  From the date of issuance until November 30, 2025, the Notes bear interest at a fixed rate of 3.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year.  Beginning December 1, 2025, the Notes will bear interest at a floating rate per year equal to the Benchmark rate, which is the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 338.7 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year.  The Notes qualify as Tier 2 capital for Trustmark.  The Notes may be redeemed at Trustmark’s option under certain circumstances.  Trustmark intends to use the net proceeds for general corporate purposes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands)
(unaudited)

Note 6 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Securities – taxable	1.62%	2.02%	2.16%	2.25%	2.24%	2.01%	2.25%
Securities – nontaxable	3.89%	3.80%	3.58%	3.85%	3.92%	3.78%	3.81%
Securities – total	1.65%	2.05%	2.18%	2.28%	2.27%	2.03%	2.28%
PPP loans	6.76%	2.84%	2.65%	—	—	4.12%	—
Loans - LHFI & LHFS	3.75%	3.81%	4.03%	4.54%	4.67%	4.03%	4.87%
Acquired loans	—	—	—	—	10.90%	—	9.42%
Loans - total	3.99%	3.73%	3.93%	4.54%	4.72%	4.03%	4.91%
Fed funds sold & reverse repurchases	—	1.32%	—	—	2.16%	0.45%	2.52%
Other earning assets	0.12%	0.18%	0.11%	1.59%	1.57%	0.24%	2.23%
Total earning assets	3.35%	3.26%	3.39%	4.06%	4.19%	3.50%	4.31%

Interest-bearing deposits	0.27%	0.31%	0.37%	0.71%	0.85%	0.40%	0.93%
Fed funds purchased & repurchases	0.13%	0.15%	0.16%	1.02%	1.21%	0.50%	1.28%
Other borrowings	1.61%	1.19%	2.09%	2.35%	2.32%	1.72%	2.29%
Total interest-bearing liabilities	0.30%	0.33%	0.39%	0.75%	0.88%	0.43%	0.96%

Net interest margin	3.15%	3.03%	3.12%	3.52%	3.56%	3.19%	3.62%
Net interest margin excluding PPP and acquired loans	2.91%	3.05%	3.14%	3.52%	3.52%	3.15%	3.58%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP and acquired loans, which equals reported net interest income-FTE excluding interest income on PPP and acquired loans, annualized, as a percent of average earning assets excluding average PPP and acquired loans.

The net interest margin excluding PPP and acquired loans totaled 2.91% for the fourth quarter of 2020, a decrease of 14 basis points when compared to the third quarter of 2020.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Note 7 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $909 thousand during the fourth quarter of 2020.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Mortgage servicing income, net	$6,227	$5,742	$5,893	$5,819	$5,854	$23,681	$22,883
Change in fair value-MSR from runoff	(5,177)	(4,590)	(4,214)	(2,607)	(2,950)	(16,588)	(11,835)
Gain on sales of loans, net	28,014	34,472	34,078	14,339	7,984	110,903	30,296
Mortgage banking income before hedge ineffectiveness	29,064	35,624	35,757	17,551	10,888	117,996	41,344
Change in fair value-MSR from market changes	951	60	(3,159)	(23,999)	4,048	(26,147)	(21,078)
Change in fair value of derivatives	(1,860)	755	1,147	33,931	(7,022)	33,973	9,556
Net positive (negative) hedge ineffectiveness	(909)	815	(2,012)	9,932	(2,974)	7,826	(11,522)
Mortgage banking, net	$28,155	$36,439	$33,745	$27,483	$7,914	$125,822	$29,822

Note 8 – Salaries and Employee Benefit Plans

Early Retirement Program

In January 2020, Trustmark announced a voluntary early retirement program for associates age 60 and above with five or more years of continuous service. The cost of this program is reflected in a one-time, pre-tax charge of approximately $4.4 million (salaries and benefits of $4.3 million and other miscellaneous expense of $102 thousand; or $0.05 per basic share net of tax) in Trustmark’s first quarter 2020 earnings.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands)
(unaudited)

Note 9 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Partnership amortization for tax credit purposes	$(1,877)	$(1,457)	$(1,205)	$(1,161)	$(1,630)	$(5,700)	$(7,644)
Increase in life insurance cash surrender value	1,708	1,755	1,696	1,722	1,802	6,881	7,202
Other miscellaneous income	2,707	1,303	1,722	1,746	3,279	7,478	10,251
Total other, net	$2,538	$1,601	$2,213	$2,307	$3,451	$8,659	$9,809

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Loan expense	$3,696	$3,485	$2,954	$2,799	$2,968	$12,934	$11,554
Amortization of intangibles	752	752	736	812	1,002	3,052	4,116
FDIC assessment expense	1,500	1,410	1,590	1,590	1,450	6,090	6,444
Other miscellaneous expense	9,942	8,951	7,985	9,552	8,956	36,430	32,068
Total other expense	$15,890	$14,598	$13,265	$14,753	$14,376	$58,506	$54,182

Note 10 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands except per share data)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,725,035	$1,694,903	$1,665,716	$1,640,070	$1,656,605	$1,681,587	$1,622,013
Less: Goodwill		(385,270)	(385,270)	(383,081)	(380,671)	(379,627)	(383,582)	(379,627)
Identifiable intangible assets		(7,803)	(8,550)	(7,834)	(8,049)	(7,882)	(8,060)	(9,212)
Total average tangible equity		$1,331,962	$1,301,083	$1,274,801	$1,251,350	$1,269,096	$1,289,945	$1,233,174

PERIOD END BALANCES
Total shareholders' equity		$1,741,117	$1,710,041	$1,673,944	$1,652,399	$1,660,702
Less: Goodwill		(385,270)	(385,270)	(385,270)	(381,717)	(379,627)
Identifiable intangible assets		(7,390)	(8,142)	(8,895)	(7,537)	(7,343)
Total tangible equity	(a)	$1,348,457	$1,316,629	$1,279,779	$1,263,145	$1,273,732

TANGIBLE ASSETS
Total assets		$16,551,840	$15,558,162	$15,692,079	$14,019,829	$13,497,877
Less: Goodwill		(385,270)	(385,270)	(385,270)	(381,717)	(379,627)
Identifiable intangible assets		(7,390)	(8,142)	(8,895)	(7,537)	(7,343)
Total tangible assets	(b)	$16,159,180	$15,164,750	$15,297,914	$13,630,575	$13,110,907
Risk-weighted assets	(c)	$12,017,378	$11,963,269	$11,539,157	$11,427,297	$11,002,877

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$51,217	$54,440	$32,150	$22,218	$33,946	$160,025	$150,460
Plus: Intangible amortization net of tax		564	564	552	609	752	2,289	3,088
Net income adjusted for intangible amortization		$51,781	$55,004	$32,702	$22,827	$34,698	$162,314	$153,548
Period end common shares outstanding	(d)	63,424,526	63,423,820	63,422,439	63,396,912	64,200,111

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		15.47%	16.82%	10.32%	7.34%	10.85%	12.58%	12.45%
Tangible equity/tangible assets	(a)/(b)	8.34%	8.68%	8.37%	9.27%	9.72%
Tangible equity/risk-weighted assets	(a)/(c)	11.22%	11.01%	11.09%	11.05%	11.58%
Tangible book value	(a)/(d)*1,000	$21.26	$20.76	$20.18	$19.92	$19.84

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,741,117	$1,710,041	$1,673,944	$1,652,399	$1,660,702
CECL transition adjustment (3)		31,199	32,647	32,693	26,476	—
AOCI-related adjustments		1,051	(5,684)	(10,565)	(7,698)	23,600
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(371,333)	(371,345)	(371,342)	(367,825)	(365,738)
Other adjustments and deductions for CET1 (2)		(6,190)	(6,770)	(7,352)	(6,269)	(5,896)
CET1 capital	(e)	1,395,844	1,358,889	1,317,378	1,297,083	1,312,668
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,455,844	$1,418,889	$1,377,378	$1,357,083	$1,372,668

Common equity tier 1 capital ratio	(e)/(c)	11.62%	11.36%	11.42%	11.35%	11.93%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.
(3)	See Note 1 – Recently Effective Accounting Pronouncements in the Notes to Consolidated Financials for additional details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands except per share data)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Year Ended
			12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

Net interest income (GAAP)			$111,378	$106,207	$105,000	$103,952	$105,591	$426,537	$426,589
Noninterest income (GAAP)			66,117	73,701	69,511	65,264	47,578	274,593	187,045
Pre-provision revenue		(a)	$177,495	$179,908	$174,511	$169,216	$153,169	$701,130	$613,634

Noninterest expense (GAAP)			$118,807	$113,959	$118,659	$123,810	$110,027	$475,235	$429,002
Less:	Voluntary early retirement program		—	—	—	(4,375)	—	(4,375)	—
Credit loss expense related to off-balance sheet credit exposures			1,087	3,004	(6,242)	(6,783)	—	(8,934)	—
Adjusted noninterest expense - PPNR (Non-GAAP)		(b)	$119,894	$116,963	$112,417	$112,652	$110,027	$461,926	$429,002

PPNR (Non-GAAP)		(a)-(b)	$57,601	$62,945	$62,094	$56,564	$43,142	$239,204	$184,632

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Year Ended
	12/31/2020		12/31/2019		12/31/2020		12/31/2019
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$51,217	$0.81	$33,946	$0.53	$160,025	$2.51	$150,460	$2.32

Significant non-routine transactions (net of taxes):

Voluntary early retirement program	—	—	—	—	3,281	0.05	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$51,217	$0.81	$33,946	$0.53	$163,306	$2.56	$150,460	$2.32

	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted
		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)
Return on average equity	11.81%	n/a	8.13%	n/a	9.52%	9.69%	9.28%	n/a
Return on average tangible equity	15.47%	n/a	10.85%	n/a	12.58%	12.81%	12.45%	n/a
Return on average assets	1.28%	n/a	1.00%	n/a	1.05%	1.07%	1.11%	n/a

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2020
($ in thousands)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Year Ended
			12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019

	Total noninterest expense (GAAP)		$118,807	$113,959	$118,659	$123,810	$110,027	$475,235	$429,002
Less:	Other real estate expense, net		812	(1,203)	(271)	(1,294)	(1,491)	(1,956)	(3,906)
	Amortization of intangibles		(752)	(752)	(736)	(812)	(1,002)	(3,052)	(4,116)
	Voluntary early retirement program		—	—	—	(4,375)	—	(4,375)	—
	Credit loss expense related to off-balance sheet exposures		1,087	3,004	(6,242)	(6,783)	—	(8,934)	—
	Charitable contributions resulting in state tax credits		(375)	(375)	(375)	(375)	—	(1,500)	—
	Adjusted noninterest expense (Non-GAAP)	(c)	$119,579	$114,633	$111,035	$110,171	$107,534	$455,418	$420,980

	Net interest income (GAAP)		$111,378	$106,207	$105,000	$103,952	$105,591	$426,537	$426,589
Add:	Tax equivalent adjustment		2,939	2,969	3,007	3,108	3,149	12,023	12,877
	Net interest income-FTE (Non-GAAP)	(a)	$114,317	$109,176	$108,007	$107,060	$108,740	$438,560	$439,466

	Noninterest income (GAAP)		$66,117	$73,701	$69,511	$65,264	$47,578	$274,593	$187,045
Add:	Partnership amortization for tax credit purposes		1,877	1,457	1,205	1,161	1,630	5,700	7,644
	Adjusted noninterest income (Non-GAAP)	(b)	$67,994	$75,158	$70,716	$66,425	$49,208	$280,293	$194,689

	Adjusted revenue (Non-GAAP)	(a)+(b)	$182,311	$184,334	$178,723	$173,485	$157,948	$718,853	$634,155

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	65.59%	62.19%	62.13%	63.50%	68.08%	63.35%	66.38%